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                                                                  EXHIBIT (23.0)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-27650, 33-65618, 33-62239, 33-62241, 333-28617 and
333-73228) pertaining to the Badger Meter, Inc. 1989 Stock Option Plan, Badger Meter, Inc. 1993 Stock Option Plan, Badger Meter, Inc. 1995 Stock Option Plan, Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Badger Meter, Inc. 1997 Stock Option Plan, Badger Meter, Inc. 1999 Stock Option Plan, and to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102057) of Badger Meter, Inc and in the related Prospectus, of our report dated January 31, 2003, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Badger Meter, Inc. for the year ended December 31, 2002.



                                                Ernst & Young LLP

Milwaukee, Wisconsin
March 20, 2003


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